Exhibit 10.1

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”) is entered into as of this 3rd day of September, 2013, by and between BMR-ROGERS STREET LLC, a Delaware limited liability company (“Landlord”), and IDENIX PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. WHEREAS, Landlord and Tenant entered into that certain Lease dated as of September 25, 2012, as amended by that certain First Amendment to Lease dated as of May 1, 2013 (collectively, and as the same may have been heretofore further amended, amended and restated, supplemented or modified from time to time, the “Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord in the building at 320 Bent Street in Cambridge, Massachusetts (the “Building”);

B. WHEREAS, Landlord and Tenant, among other things, desire to modify the Estimated Phase 3 Commencement Date; and

C. WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1. Definitions. For purposes of this Second Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein. The Lease, as amended by this Second Amendment, is referred to herein as the “Amended Lease.”

2. Estimated Phase 3 Commencement Date. Tenant has requested that Landlord amend the Estimated Phase 3 Commencement Date set forth in Section 2.4(c) of the Lease and, subject to the terms and conditions of this Second Amendment, Landlord has agreed to amend such Estimated Phase 3 Commencement Date set forth in Section 2.4(c) of the Lease. Accordingly, Section 2.4(c) of the Lease is hereby deleted in its entirely and replaced with the following: “(c) Estimated Phase 3 Commencement Date: August 31, 2014”.

3. Rent for Phase 3 Premises. In consideration for Landlord’s agreement to amend the Estimated Phase 3 Commencement Date, and notwithstanding anything in the Amended Lease to the contrary (including, but not limited to, Sections 1.2, 2.2, 2.3, 2.4, 9.4, and 16.1 of the Lease and Section 2 of this Second Amendment), Tenant hereby confirms and agrees that commencing on February 28, 2014 and throughout the Term of the Lease, Tenant shall be responsible for the payment of Base Rent, Operating Expenses, the Property Management Fee

and Additional Rent with respect to the Phase 3 Premises, and the cost of utilities (if any) supplied to the Phase 3 Premises. Accordingly, the chart in Section 2.3 of the Lease is hereby deleted in its entirety and replaced with the following chart:

Dates	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
April 1, 2013 – the day immediately prior to the Phase 2 Commencement Date	40,676	$56.00 annually	$189,821.33	$2,277,856.00*
Phase 2 Commencement Date – February 27, 2014	40,822	$56.00 annually	$190,502.67	$2,286,032.00*
February 28, 2014 – March 31, 2014	46,418	$56.00 annually	$216,617.33	$2,599,408.00*
April 1, 2014 – March 31, 2015	46,418	$57.68 annually	$223,115.85	$2,677,390.24
April 1, 2015 – March 31, 2016	46,418	$59.41 annually	$229,807.78	$2,757,693.38
April 1, 2016 – March 31, 2017	46,418	$61.19 annually	$236,693.12	$2,840,317.42
April 1, 2017 – March 31, 2018	46,418	$63.03 annually	$243,810.55	$2,925,726.54
April 1, 2018 – March 31, 2019	46,418	$64.92 annually	$251,121.38	$3,013,456.56
April 1, 2019 – March 31, 2020	46,418	$66.87 annually	$258,664.31	$3,103,971.66

* Note:     Amount is based on twelve (12) months.

4. Use of Phase 3 Premises. Notwithstanding that Tenant shall commence paying Rent with respect to the Phase 3 Premises as of February 28, 2014, Tenant hereby confirms and agrees that Tenant shall not be permitted to use the Phase 3 Premises until Landlord has completed the Phase 3 Tenant Improvements and the Phase 3 Premises Commencement Date has actually occurred. In the event that Tenant desires to use the Phase 3 Premises prior to the Estimated Phase 3 Commencement Date (as amended by this Second Amendment) or Tenant no longer desires for Landlord to perform the Phase 3 Tenant Improvements, or both, Landlord and Tenant shall use commercially reasonable efforts to enter into an express written amendment to the Amended Lease memorializing such change.

5. Acknowledgement of Phase 3 Commencement Date. Exhibit D-3 to the Lease is hereby deleted in its entirety and replaced with Exhibit D-3 attached hereto.

6. Phase 3 Tenant Improvements. For the avoidance of doubt, and in accordance with Section 4.4(a) of the Lease, Landlord hereby confirms that Tenant shall be entitled to a tenant improvement allowance not to exceed One Hundred and 00/100 Dollars ($100.00) per square foot of Rentable Area of Phase 3 Premises (the “Phase 3 Additional TI Allowance”). Tenant shall request the Phase 3 Additional TI Allowance in accordance with the procedures set forth in Article 4 for the Additional TI Allowance. Landlord shall not be obligated to expend any portion of the Phase 3 Additional TI Allowance until Landlord shall have received from Tenant a letter in the form attached as Exhibit E-1 hereto executed by an authorized officer of Tenant. Base Rent shall be increased to include the amount of the Phase 3 Additional TI Allowance disbursed by Landlord in accordance with the Amended Lease amortized over the initial Term at a rate of eight percent (8%) annually.

7. Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Second Amendment and agrees to indemnify, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it.

8. No Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

9. Notices. Tenant confirms that, notwithstanding anything in the Lease to the contrary, notices delivered to Tenant pursuant to the Amended Lease should be sent to:

Idenix Pharmaceuticals, Inc.

320 Bent Street

Cambridge, Massachusetts 02142

Attn: General Counsel

10. Effect of Second Amendment. Except as modified by this Second Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Second Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns. In the event of any conflict between the terms contained in this Second Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the date hereof, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Second Amendment.

11. Miscellaneous. This Second Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Second Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

12. Counterparts. This Second Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

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IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as a sealed Massachusetts instrument as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Second Amendment.

LANDLORD:

BMR-ROGERS STREET LLC, a Delaware limited liability company

By:	/s/ William Kane
Name:	William Kane
Title:	Vice President of Leasing and Development

TENANT:

IDENIX PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ Maria Stahl
Name:	Maria Stahl
Title:	SVP and General Counsel